Anthony C. Weagley, Vice President & Treasurer

CENTER BANCORP, INC. ANNOUNCES BOARD NOMINATIONS

UNION, NJ - January 30, 2007 - Center Bancorp, Inc. (NASDAQ: CNBC), the parent company of Union Center National Bank, announced today that its Board of Directors accepted its Nominating Committee’s recommendation to nominate Brenda Curtis, John J. Davis, Donald G. Kein and Norman F. Schroeder for election to the Board at the company’s 2007 Annual Meeting of Shareholders. All four currently serve as directors of Center Bancorp.

In addition to considering each nominee’s relevant experience and contributions to the Board, the Committee and the Board also considered the following factors:

•	The continued growth in deposits and loans at Union Center National Bank during 2006;

•	The continued high level of credit quality;

•	The continued strengthening of the company’s balance sheet; and

•	The Board’s continuing commitment to work towards improving efficiencies and increasing value for all of Center Bancorp’s shareholders.

The Committee and the Board believe that the company is in the best position to continue implementing its present strategy with its current directors in place. All four nominees are respected business and community leaders who are well-known within Center Bancorp’s core market and are familiar with the opportunities and challenges facing the company. Additionally, all four have played an important role in implementing the company’s long-term growth strategy, which has resulted in a stronger balance sheet, significant deposit and loan growth, and an increase of more than 35% in the company’s stock price during the last year.

Separately, the nominations of Lawrence Seidman, Harold Schechter and Raymond Vanaria, each of whom was nominated by a shareholder owning 100 shares of the company’s common stock, were rejected by the Nominating Committee. After conducting interviews with Messrs. Seidman, Schechter and Vanaria, the Nominating Committee concluded that there would be few, if any, benefits derived by adding these individuals to the Board. Mr. Seidman’s history of conflict with federal bank regulators and with several banks led the Nominating Committee to conclude that Messrs. Seidman, Schechter and Vanaria would more likely threaten than advance the company’s implementation of its strategic plan and its progress going forward.

About Center Bancorp:

Center Bancorp, Inc., through its wholly owned subsidiary, Union Center National Bank, Union, New Jersey, currently operates fifteen banking locations. Banking centers are located in Union Township (6 locations), Berkeley Heights, Boonton/Mountain Lakes, Madison, Millburn/Vauxhall, Morristown (3 locations), Springfield, and Summit, New Jersey. The Bank also operates remote ATM locations in the Union and Chatham New Jersey Transit train stations, Union Hospital and the Boys and Girls Club of Union.
Union Center National Bank is the largest commercial bank headquartered in Union County; it was chartered in 1923 and is a full-service banking company.

For further information regarding Center Bancorp Inc., call 1-(800)-862-3683 or visit our web site at http://www.centerbancorp.com.

Forward-Looking Statements

All non-historical statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers, including those relating to the deregulation of the financial services industry, and other risks cited in reports filed by the company with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Media Contacts:
Mike Pascale or Tom Johnson
Abernathy MacGregor
(212) 371-5999